Exhibit 99.1

Nexeo Solutions, Inc. Reports
Fiscal Fourth Quarter 2016 Financial Results

Fourth Quarter 2016 Highlights (Versus Fourth Quarter 2015)

•
Fiscal year net loss for the Successor of $8 million and the net loss from continuing operations of $14 million for the Predecessor for 2016 compared to net income from continuing operations for the Predecessor of $21 million for 2015.

•
Adjusted EBITDA for the Successor of $61 million and for the Predecessor of $113 million, is within latest full year guidance of $170 to $175 million provided in August. This is down 1.6% from 2015 Predecessor Adjusted EBITDA from continuing operations of $177 million. Adjusted EBITDA margin from continuing operations improved 60bps.

•
Fiscal year gross profit margin for the Successor of 10% and for the Predecessor of 12% for 2016 improved 90 bps from 2015 Predecessor gross profit margin of 10%. Fiscal year Adjusted Gross Profit margin improved 130 bps.

•	Fiscal year 2016 cash flow generated from continued operations of $73 million, which includes $40 million of cash outflow associated with transaction expenses.

THE WOODLANDS, TX - December 7, 2016 - Nexeo Solutions, Inc. (NASDAQ: NXEO) (the "Company" or "Nexeo Solutions"), today announced its consolidated financial results for the three months ended September 30, 2016.

"I am pleased our EBITDA performance was well within the range of our latest forecast driven by our focus on execution and operating efficiencies, which also resulted in expansion of our EBITDA margin and strong operating cash flow," said David Bradley, President and Chief Executive Officer of Nexeo Solutions. Mr. Bradley continued, "After a year of transition, including taking the Company to the public markets, we are focused on using our industry-leading platform to drive profitable growth."

As a result of the previously announced business combination that was completed on June 9, 2016, the Company's financial information is required to be separately reported. References to "Successor" relate to the operating activities of Nexeo Solutions Holdings, LLC and as of and subsequent to June 9, 2016 combined with the operating results of WL Ross Holding Corp. for the fiscal year ended September 30, 2016, while references to "Predecessor" relate to the operating activities of Nexeo Solutions Holdings, LLC prior to and through June 8, 2016.

The Company reported sales and operating revenues of $851.4 million for the Successor for the three months ended September 30, 2016 and $929.8 million for the Predecessor for the three months ended September 30, 2015. The decrease of $78.4 million or 8.4%, is primarily attributed to the Chemicals segment which had lower average selling prices and lower sales volumes in chemical manufacturing, energy and industrial manufacturing end markets, driven by weaker industrial demand during the quarter.

Gross profit was $89.6 million for the Successor for the three months ended September 30, 2016 and was $105.5 million for the Predecessor for the three months ended September 30, 2015. Included in the gross profit for the Successor were charges totaling $8.6 million relating to the step up in inventory and additional depreciation expense from the purchase accounting adjustments in connection with the business combination. The primary driver behind the decline in gross profit was the decline in sales volumes from weaker industrial demand. Purchase accounting adjustments recorded in the three months ended September 30, 2016 for the Successor are preliminary and changes stemming from the completion of fair value assessments in future periods could be material.

Net income was $8.7 million for the Successor for the three months ended September 30, 2016 and $9.7 million for the Predecessor in the three months ended September 30, 2015. Adjusted EBITDA was $46.4 million for the Successor for the three months ended September 30, 2016 and $54.4 million for the Predecessor for the three months ended September 30, 2015. For a description of Adjusted EBITDA and a reconciliation to its most comparable GAAP measure, please read "Non-GAAP Financial Measures."

Fourth Quarter 2016 Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended September 30, 2016 (Successor) with the three months ended September 30, 2015 (Predecessor).

	Successor	Predecessor
	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Period Over Period Favorable (Unfavorable)
(in millions)			$ Change	% Change
Chemicals
Sales and operating revenues	$383.9	$452.2	$(68.3)	(15.1)%
Gross profit	$46.1	$56.3	$(10.2)	(18.1)%
Plastics
Sales and operating revenues	$436.8	$446.5	$(9.7)	(2.2)%
Gross profit	$36.9	$41.8	$(4.9)	(11.7)%
Other
Sales and operating revenues	$30.7	$31.1	$(0.4)	(1.3)%
Gross profit	$6.6	$7.4	$(0.8)	(10.8)%
Consolidated
Sales and operating revenues	$851.4	$929.8	$(78.4)	(8.4)%
Gross profit	$89.6	$105.5	$(15.9)	(15.1)%

Segment Highlights
Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended September 30, 2016 decreased $68.3 million, or 15.1% . Gross profit for the Chemicals line of business for the three months ended September 30, 2016 decreased $10.2 million, or 18.1%.
Plastics - Sales and operating revenues for the Plastics line of business for the three months ended September 30, 2016 decreased $9.7 million, or 2.2%. Gross profit for the Plastics line of business for the three months ended September 30, 2016 decreased $4.9 million, or 11.7%.
Other - Sales and operating revenues for the Other segment for the three months ended September 30, 2016 decreased $0.4 million, or 1.3%. Gross profit for the Other segment for the three months ended September 30, 2016 decreased $0.8 million, or 10.8%.

Nexeo Solutions to Hold Conference Call

The Company will hold a call to discuss its fourth quarter and fiscal year 2016 earnings on Thursday, December 8, 2016 at 9am CDT (10am EDT). To participate in the conference call by telephone, please call one of the following telephone numbers 10 minutes prior to the scheduled start time.

•	+1.844.412.1004 (Domestic)

•	+1.216.562.0451 (International)

•	Access or confirmation code: 23651076

The conference call and presentation will also be broadcast live via the internet. You may listen by accessing the Investor Relations section of the Company's website at www.nexeosolutions.com. You should connect to the website at least 15 minutes prior to the conference call to register, download and install any necessary audio software to ensure a successful user expereience.

If you are unable to participate, a replay of the conference call will be available on December 8, 2016, beginning at 12:00 p.m. CT (1:00 p.m. ET), through December 15, 2016 at 12:00 p.m. CT (1:00 p.m. ET). The phone number for the conference call replay is +1.855.859.2056 (Domestic) or +1.404.537.3406 (International). The access code is 23651076. Additionally, the recorded conference call will be accessible through the Investor Relations section of the Company's website at www.nexeosolutions.com.

All individuals listening to the conference call or the replay are reminded that all conference call material is copywrighted by the Company and cannot be recorded or rebroadcast without the Company's expressed written consent.

Basis of Presentation

As a result of the business combination, the Company was identified as the acquirer for accounting purposes, and the historical operations of Nexeo Solutions Holdings, LLC and its subsidiaries was deemed to be the accounting predecessor. The business combination was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting for the assets and liabilities of the acquired company that is based on the fair value of net assets acquired and liabilities assumed. As a result of the application of the acquisition method of accounting, the condensed consolidated financial statements for the Predecessor period and for the Successor period are presented on a different basis and are, therefore, not directly comparable without certain adjustments.

Non-GAAP Financial Measures
The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company and can facilitate comparisons across periods. Certain non-GAAP financial measures, including Adjusted Gross Profit, EBITDA and Adjusted EBITDA are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our Credit Facilities.

The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. The Company has included Adjusted Gross Profit, which it defines as gross profit plus the expense relating to the step up in inventory value and additional depreciation expense from the step up in fixed assets from the business combination. Management believes that Adjusted EBITDA and Adjusted Gross Profit are indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that Adjusted EBITDA and Adjusted Gross Profit are important indicators of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

A reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP measure, and a reconciliation of Adjusted Gross Profit to gross profit, the most comparable GAAP measure, are included at the end of this release.

About Nexeo Solutions, Inc.
Nexeo Solutions, Inc. is a large global chemical and plastics distributor with a centralized business model. With operations worldwide, Nexeo Solutions offers approximately 22,000 products used in a broad cross-section of industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare and automotive. Nexeo Solutions distributes these products in North America, EMEA and Asia. The Company provides broad logistics capabilities, in-depth market knowledge, dedicated technical expertise and environmental services. As a public company employing approximately 2,520 employees, Nexeo Solutions connects a network of approximately 1,300 suppliers with a diverse base of approximately 26,700 customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements
This press release contains statements related to the Company’s future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this presentation by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” Although the forward-looking statements contained in this presentation reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. Our future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in our SEC filings, including in the sections entitled “Risk Factors” in our SEC filings.

Nexeo Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions, except share amounts and par value)

	Successor	Predecessor
	September 30, 2016	September 30, 2015
Current Assets
Cash and cash equivalents	$47.5	$127.7
Accounts and notes receivable (net of allowance for doubtful accounts of $1.4 million and $3.8 million, respectively)	474.8	508.7
Inventories	315.8	325.1
Deferred income taxes	—	1.0
Other current assets	25.7	21.0
Total current assets	863.8	983.5

Non-Current Assets
Property, plant and equipment, net	322.6	231.2
Goodwill	665.7	373.7
Other intangible assets, net of amortization	215.0	111.4
Deferred income taxes	1.1	0.3
Other non-current assets	10.7	8.8
Total non-current assets	1,215.1	725.4
Total Assets	$2,078.9	$1,708.9

Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$47.7	$72.4
Accounts payable	325.8	326.6
Accrued expenses and other liabilities	45.7	63.8
Deferred income taxes	—	0.1
Income taxes payable	2.0	2.5
Total current liabilities	421.2	465.4

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	765.6	854.4
Deferred income taxes	23.1	91.5
Due to related party pursuant to contingent consideration obligations	118.4	—
Other non-current liabilities	5.8	12.6
Total non-current liabilities	912.9	958.5
Total Liabilities	1,334.1	1,423.9

Commitments and contingencies (see Note 13)

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of September 30, 2016)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized, 89,286,936 shares issued and outstanding as of September 30, 2016)	—	—
Additional paid-in capital	758.9	—
Series A membership interest	—	490.4
Series B membership interest	—	5.1
Accumulated deficit	(9.6)	(162.9)
Accumulated other comprehensive loss	(4.5)	(47.6)
Total equity	744.8	285.0
Total Liabilities and Equity	$2,078.9	$1,708.9

Nexeo Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(in millions, except share and per share data)

	Successor	Predecessor
	Fiscal Year Ended September 30, 2016	October 1, 2015 Through June 8, 2016	Fiscal Year Ended September 30, 2015	Fiscal Year Ended September 30, 2014
Sales and operating revenues	$1,065.7	$2,340.1	$3,949.1	$4,514.5
Cost of sales and operating expenses	957.3	2,068.2	3,541.1	4,112.8
Gross profit	108.4	271.9	408.0	401.7
Selling, general and administrative expenses	91.7	208.9	329.5	335.8
Transaction related costs	21.3	33.4	0.1	12.6
Change in fair value of contingent consideration obligations	(11.2)	—	—	—
Operating income	6.6	29.6	78.4	53.3
Other income	0.5	2.9	11.4	5.4
Interest income (expense)
Interest income	0.8	0.1	0.1	0.4
Interest expense	(15.1)	(42.3)	(64.8)	(64.0)
Income (loss) from continuing operations before income taxes	(7.2)	(9.7)	25.1	(4.9)
Income tax expense	1.2	4.2	3.9	7.3
Net income (loss) from continuing operations	(8.4)	(13.9)	21.2	(12.2)
Net income (loss) from discontinued operations, net of tax	—	0.1	(0.8)	18.4
Net income (loss)	(8.4)	(13.8)	20.4	6.2
Net income attributable to noncontrolling interest	—	—	—	(1.3)
Net Income (Loss) Attributable to Nexeo Solutions, Inc.	$(8.4)	$(13.8)	$20.4	$4.9

Net loss per share available to common stockholders
Basic and diluted	$(0.24)
Weighted average number of common shares outstanding
Basic and diluted	35,193,789

Nexeo Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in millions)

	Successor	Predecessor
	Fiscal Year Ended September 30, 2016	October 1, 2015 through June 8, 2016	Fiscal Year Ended September 30, 2015	Fiscal Year Ended September 30, 2014
Cash flows from operations
Net income (loss) from continuing operations	$(8.4)	$(13.9)	$21.2	$(12.2)
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	20.6	37.7	52.6	53.4
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	0.7	6.1	8.7	8.2
Non-cash transaction costs	12.8	—	—	—
Provision for bad debt	0.3	1.2	0.6	4.2
Inventory impairment	—	—	1.6	—
Deferred income taxes	(1.1)	1.1	2.8	(1.7)
Equity-based compensation charges	1.5	2.7	1.2	1.0
Change in fair value of contingent consideration obligations	(11.2)	—	—	—
(Gain) loss from sales of property and equipment	0.2	(2.0)	(2.5)	(0.4)
Reimbursement for certain capital expenditures incurred in connection with eminent domain proceeding	(0.8)	—	—	—
Gain from proceeds of insurance claim	—	—	—	(4.0)
Gain from debt extinguishment, net	—	(0.6)	(0.6)	—
Foreign currency gain on purchase of additional equity interest in Nexeo Plaschem	—	—	—	(0.5)
Changes in assets and liabilities:
Accounts and notes receivable	(5.0)	34.4	109.7	(31.2)
Inventories	12.5	8.4	50.5	(9.9)
Other current assets	0.1	(4.1)	8.2	1.3
Accounts payable	(14.5)	13.4	(104.8)	32.6
Related party payable	(0.1)	(0.3)	(1.6)	(1.4)
Accrued expenses and other liabilities	(4.9)	(9.7)	5.9	12.1
Changes in other operating assets and liabilities, net	0.5	(4.9)	1.2	(0.7)
Net cash provided by operating activities from continuing operations	3.2	69.5	154.7	50.8
Net cash provided by (used in) operating activities from discontinued operations	—	0.1	(0.6)	6.7
Net cash provided by operating activities	3.2	69.6	154.1	57.5
Cash flows from investing activities
Additions to property and equipment	(12.7)	(14.2)	(35.6)	(49.9)
Proceeds from the disposal of property and equipment	4.7	2.4	4.1	1.0
Proceeds from reimbursement for certain capital expenditures incurred in connection with eminent domain proceeding	0.5
Insurance proceeds related to property and equipment	—	—	—	4.0
Predecessor acquisitions	—	—	—	(225.1)
Proceeds withdrawn from trust account	501.1	—	—	—
Cash consideration paid for Business Combination, net of cash acquired	(360.6)	—	—	—
Net cash provided by (used in) investing activities from continuing operations	133.0	(11.8)	(31.5)	(270.0)
Net cash provided by investing activities from discontinued operations	—	—	—	60.1
Net cash provided by (used in) investing activities	133.0	(11.8)	(31.5)	(209.9)
Cash flows from financing activities
Proceeds from issuance of common stock	234.9	—	—	—
Redemption of common stock	(298.5)	—	—	—
Proceeds from Sponsor convertible note and Sponsor promissory note	0.7	—	—	—

Repayment of Sponsor convertible note and Sponsor promissory note	(1.0)	—	—	—
Repurchases of membership units	—	(0.1)	—	(0.3)
Tax distributions associated with membership interests	—	—	(0.1)	(0.1)
Purchase of additional noncontrolling equity interest in Nexeo Plaschem	—	—	(34.3)	(92.2)
Proceeds from short-term debt	13.3	20.9	39.6	98.1
Repayments of short-term debt	(12.8)	(17.1)	(51.7)	(102.1)
Proceeds from issuance of long-term debt	972.5	292.1	495.8	1,317.3
Repayments of long-term debt and capital lease obligations	(205.4)	(417.3)	(531.1)	(1,052.4)
Repayment of Predecessor long-term debt	(767.3)	—	—	—
Payments of debt issuance costs	(25.3)	—	—	(1.8)
Net cash provided by (used in) financing activities	(88.9)	(121.5)	(81.8)	166.5
Effect of exchange rate changes on cash and cash equivalents	—	0.3	(1.3)	(0.5)
Increase (decrease) in cash and cash equivalents	47.3	(63.4)	39.5	13.6
Cash and cash equivalents at the beginning of the period	0.2	127.7	88.2	74.6
Cash and cash equivalents at the end of the period	$47.5	$64.3	$127.7	$88.2
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$16.9	$32.9	$56.3	$54.0
Cash paid during the period for taxes	$2.9	$3.4	$4.4	$7.8
Supplemental disclosure of non-cash operating activities:
Non-cash payment of deferred underwriting fees	$18.3	$—	$—	$—
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$3.2	$16.5	$15.3	$3.6
Supplemental disclosure of non-cash financing activities:
Non-cash capital lease obligations	$0.2	$14.3	$12.7	$0.2

Nexeo Solutions, Inc. and Subsidiaries
Segment Information
(in millions)

	Successor	Predecessor
	Fiscal Year Ended September 30, 2016	October 1, 2015 through June 8, 2016	Fiscal Year Ended September 30, 2015
(in millions)
Chemicals
Sales and operating revenues	$478.1	$1,066.4	$1,956.1
Gross profit	$55.7	$136.2	$224.4
Plastics
Sales and operating revenues	$546.7	$1,192.2	$1,876.1
Gross profit	$43.6	$117.6	$155.1
Other
Sales and operating revenues	$40.9	$81.5	$116.9
Gross profit	$9.1	$18.1	$28.5
Consolidated
Sales and operating revenues	$1,065.7	$2,340.1	$3,949.1
Gross profit	$108.4	$271.9	$408.0

Nexeo Solutions, Inc. and Subsidiaries
Adjusted Gross Profit Reconciliation
(Unaudited, in millions)

	Predecessor				Successor
	Q1 2016	Q2 2016	April 1 Through June 8, 2016	October 1, 2015 Through June 8, 2016	Q1 FY 2016 (1)	Q2 FY 2016 (1)	Q3 FY 2016 (1)(2)	Q4 2016	Fiscal Year Ended September 30, 2016
Gross Profit
Chemicals	$47.3	$50.1	$38.8	$136.2	$—	$—	$9.6	$46.1	$55.7
Plastics	40.6	44.8	32.2	117.6	—	—	6.7	36.9	43.6
Other	7.3	6.4	4.4	18.1	—	—	2.5	6.6	9.1
Total Gross Profit	95.2	101.3	75.4	271.9	—	—	18.8	89.6	108.4

Chemicals step up in inventory and additional depreciation expense	—	—	—		—	—	3.3	4.3	7.6
Plastics step up in inventory and additional depreciation expense	—	—	—		—	—	4.0	4.3	8.3

Adjusted Gross Profit
Chemicals	47.3	50.1	38.8	136.2	—	—	12.9	50.4	63.3
Plastics	40.6	44.8	32.2	117.6	—	—	10.7	41.2	51.9
other	7.3	6.4	4.4	18.1	—	—	2.5	6.6	9.1
Total Adjusted Gross Profit	$95.2	$101.3	$75.4	$271.9	$—	$—	$26.1	$98.2	$124.3

(1)On June 9, 2016, the Board of Directors approved a change in fiscal year end of the Company from December 31 to September 30. The periods above reflect a September 30 fiscal year end for the Successor.
(2) Includes 22 days of the acquired business' operating activities following the closing of the business combination on June 9, 2016.

Nexeo Solutions, Inc.
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Predecessor				Successor
	Q1 2016	Q2 2016	April 1 Through June 8, 2016	October 1, 2015 Through June 8, 2016	Q1 FY 2016 (5)	Q2 FY 2016 (5)	Q3 FY 2016 (5) (6)	Q4 2016	Fiscal Year Ended September 30, 2016
Net income (loss)	$4.3	$2.1	$(20.2)	$(13.8)	$(0.1)	$(1.5)	$(15.5)	$8.7	$(8.4)
Net income from discontinued operations	—	(0.1)	—	(0.1)	—	—	—	—	—
Interest expense, net	15.6	15.4	11.2	42.2	(0.2)	(0.4)	2.9	12.0	14.3
Income tax expense (benefit)	1.3	1.8	1.1	4.2	—	—	(1.3)	2.5	1.2
Depreciation and amortization	13.6	13.8	10.3	37.7	—	—	4.3	16.3	20.6
EBITDA from continuing operations	34.8	33.0	2.4	70.2	(0.3)	(1.9)	(9.6)	39.5	27.7
Change in fair value of contingent consideration obligations	—	—	—	—	—	—	—	(11.2)	(11.2)
Management add-backs (1)	1.6	1.3	1.9	4.8	—	0.1	0.6	3.4	4.1
Foreign exchange (gains) losses, net (2)	0.5	(0.3)	1.3	1.5	—	—	0.4	0.7	1.1
Management fees (3)	0.9	0.8	0.5	2.2	—	—	—	—	—
Compensation expense related to management equity plan (non-cash)	0.3	0.3	0.1	0.7	—	—	0.3	1.2	1.5
Gain on sale of Franklin Park	—	—	—	—	—	—	—	2.6	2.6
Inventory step up	—	—	—	—	—	—	6.9	6.9	13.8
Transaction and other one-time costs (4)	1.0	6.3	26.1	33.4	0.3	1.8	15.9	3.3	21.3
Adjusted EBITDA from continuing operations	$39.1	$41.4	$32.3	$112.8	$—	$—	$14.5	$46.4	$60.9

(1)	Management adjustments associated with integration, transition, restructuring and transformational activities.

(2)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating the Company's performance and facilitate more meaningful comparisons of performance to other fiscal periods.

(3)	Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P. In connection with the business combination, this agreement was terminated.

(4)
Includes professional and transaction costs related to potential acquisitions and other one-time items. Management believes these are primarily one-time adjustments related to the business combination.

(5)	On June 9, 2016, the Board of Directors approved a change in fiscal year end of the Company from December 31 to September 30. The periods above reflect a September 30 fiscal year end of the Successor.

(6)	Includes 22 days of the acquired business' operating activities.